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                                                              EXHIBIT (23)(a)



                      CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
BanPonce Corporation

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement No. 33-54299 on Form S-3 of our report dated January 28, 1994 which appears on page 28 of the 1993 Annual Report to Shareholders of BanPonce Corporation, which is incorporated by reference in BanPonce Corporation's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE
- --------------------
Price Waterhouse

San Juan, Puerto Rico

July 15, 1994